PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (the “Agreement”) is made and entered into as of September 11, 2006 (the “Effective Date”) by and among GWIN, INC., a corporation organized and existing under the laws of the State of Delaware (the “Pledgor”), CSI BUSINESS FINANCE, INC., (the “Pledgee”), and KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP, as escrow agent (“Escrow Agent”).

RECITALS:

WHEREAS, the Pledgor and Pledgee shall, contemporaneously with the execution and delivery of this Agreement, enter into that certain Loan Agreement (the “Loan Agreement”) pursuant to which the Pledgee shall lend to the Pledgor, and the Pledgor shall borrow from the Pledgee, the sum of Six Hundred Fifty-Five Thousand Dollars ($655,000) (the “Loan Amount”);

WHEREAS, as a material inducement for Pledgee to enter into the Loan Agreement and to fund the Loan Amount, the Pledgor has agreed to issue to the Pledgee two (2) promissory notes on the terms and subject to the conditions set forth in the Loan Agreement (together, the “Notes” and each, a “Note”) in the form attached to the Loan Agreement as Exhibit A and evidencing the terms and conditions of each Note;

WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company’s obligations to the Pledgee or any successor to the Pledgee under this Agreement, the Loan Agreement, the Notes, that certain Security Agreement, of even date herewith, by and between the Pledgor and the Pledgee (the “Security Agreement”), that certain Insider Pledge and Escrow Agreement, by and among the Pledgee, the Pledgor, Wayne Allyn Root and the Escrow Agent (the “Insider Pledge Agreement”) and that certain Subsidiary Security Agreement, of even date herewith, by and between Global SportsEDGE, Inc., a wholly-owned subsidiary of Pledgor and the Pledgee (the “Subsidiary Security Agreement” and, together with this Agreement, the Notes, the Pledge Agreement, the Security Agreement, the Insider Pledge Agreement and the Subsidiary Security Agreement, the “Transaction Documents”), the Pledgor has agreed to irrevocably pledge to the Pledgee 502,500,000 shares of the Pledgor’s common stock, par value $0.0001 per share (the “Pledged Shares”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1.  Pledge and Transfer of Pledged Shares.

1.1.  The Pledgor hereby grants to Pledgee a security interest in all Pledged Shares as security for Pledgor’s obligations to the Pledgee under the Transaction Documents (the “Obligations”). The Pledgor shall deliver to the Escrow Agent a stock certificate representing 502,500,000 Pledged Shares upon the effectiveness of the Share Increase (as such term is defined in the Loan Agreement) and in accordance with Section 5.8 of the Loan Agreement. The delivery of the Pledged Shares shall be together with duly executed stock powers or other appropriate transfer documents executed in blank by the Pledgor (the “Transfer Documents”), and such stock certificate and Transfer Documents shall be held by the Escrow Agent pursuant to this Agreement until the full payment of all amounts due to the Pledgee under the Notes and through repayment in accordance with the terms of the Notes, or the termination or expiration of this Agreement.

2.  Rights Relating to the Pledged Shares. Prior to the occurrence of an Event of Default (as defined herein) and the issuance of the Pledged Shares to the Pledgee (in accordance with Section 5.1), the Pledged Shares shall not be, or be deemed to be, issued or outstanding shares of the Pledgor and neither the Pledgee nor any other person shall be entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, or to enjoy any other rights and privileges incident to the ownership of the Pledged Shares.

3.  Release of the Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgee under the Notes by repayment in accordance with the terms of the Notes, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice, the Escrow Agent shall return to the Pledgor the Transfer Documents and the certificates representing the Pledged Shares (collectively the “Pledged Materials”), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Notes, by repayment in accordance with the terms of the Notes, this Agreement and Pledgee’s security interest and rights in and to the Pledged Shares shall terminate.

4.  Event of Default. An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under the Notes or the Loan Agreeement.

5.  Remedies.

5.1.  Upon and anytime after the occurrence of an Event of Default, the Pledgee shall have the right acquire the Pledged Shares in accordance with the following procedure: (a) the Pledgee shall provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with a copy to the Pledgor; (b) in a Default Notice the Pledgee shall specify the number of Pledged Shares to be issued to the Plegdee, provided however, that the Pledgee shall not have the right to acquire such number of Pledged Shares which would cause the Pledgee, together with its affiliates, to beneficially own in excess of 4.99% of the outstanding capital of the Pledgor (unless the Pledgee waives such limitation by providing sixty-five (65) days’ advance written notice); and (c) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the specified number of Pledged Shares along with the applicable Transfer Documents to the Pledgor’s Transfer Agent with instructions to issue such Pledged Shares to the Pledgee.

5.2.  Upon receipt of the Pledged Shares issued to the Pledgee, the Pledgee shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Pledgee by the Pledgor under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Pledgee, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of Delaware. To the extent that the net proceeds received by the Pledgee are insufficient to satisfy the Obligations in full, the Pledgee shall be entitled to a deficiency judgment against the Pledgor for such amount. The Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to the Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Pledgor shall remain liable for shortfalls, if any, that may exist after the Pledgee has exhausted all remedies hereunder. The Pledgee shall return any Pledged Shares issued to it and instruct the Escrow Agent to return any Pledged Shares it is holding in escrow after the all amounts owed to the Pledgee under the Notes have been satisfied.

5.3.  Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice. The Pledgee shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

5.4.  In addition to all other remedies available to the Pledgee, upon the issuance of Pledged Shares to the Pledgee, the Pledgor shall promptly, but in no event more than sixty (60) days after the date of the Default Notice, file a registration statement to register with the U.S. Securities and Exchange Commission the Pledged Shares for the resale by the Pledgee. The Pledgor shall cause the registration statement to remain in effect until all of the Pledged Shares have been sold by the Pledgee.

6.  Concerning the Escrow Agent.

6.1.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

6.2.  The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

6.3.  Pledgee and the Pledgor hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys’ fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys’ fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

6.4.  If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of the Southern District of Texas, Houston Division, sitting in Houston, Texas, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor, the Company and Pledgee for all costs, including reasonable attorneys’ fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

6.5.  The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

6.6.  The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

6.7  Conflict Waiver. The Pledgor hereby acknowledges that the Escrow Agent is special counsel to the Pledgor in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgor and the Pledgee will not seek to disqualify such counsel and waives any objection Pledgee might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

6.8  Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Pledgor, to:	GWIN, Inc.
5052 S. Jones Blvd.
Suite 100
Las Vegas, NV 89118
Attention: Douglas R. Miller Telephone: (702) 967-6000
Facsimile: (702) 967-6002

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to the Pledgee:	CSI Business Finance, Inc.
109 North Post Oak Lane, Suite 422
Houston, Texas 77024
Attention: Timothy J. Connolly
Telephone: (713) 621-2737
Facsimile: (713) 586-6678

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

7.  Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

8.  Governing Law; Venue; Service of Process. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto consents to the jurisdiction of the federal and state courts of the State of Texas in any such action or proceeding and waives any objection to venue laid therein. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

9.  Enforcement Costs. If any legal action or other pro-ceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresenta-tion in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limita-tion, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

10.  Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or here-after existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

11.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

12.  No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

13.  JURY TRIAL. EACH OF THE PLEDGEE AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

14.  Opportunity to Hire Counsel; Role of Kirkpatrick & Lockhart Nicholson Graham LLP. Pledgee acknowledges that they have been advised and have been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby. Pledgee further acknowledges that the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP has solely represented the Company in connection with this Agreement and the transactions contemplated hereby and no other person.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Escrow Agreement as of the date first above written.

CSI Business Finance, Inc.

By: /s/Timothy J. Connolly
Name: Timothy J. Connolly

GWIN, INC.

By: /s/ Douglas R. Miller
Name: Douglas R. Miller
Title: President

Escrow Agent
By: /s/ Kirkpatrick & Lockhart Nicholson Graham LLP
Name: Kirkpatrick & Lockhart Nicholson Graham LLP